Exhibit 32.2
Form of Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
I, Mariela Matute, the Chief Financial Officer of Tupperware Brands Corporation, certify that, to the best of my knowledge, (i) the Form 10-Q for the quarter ended September 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tupperware Brands Corporation.

/s/ Mariela Matute
Mariela Matute
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Tupperware Brands Corporation and will be retained by Tupperware Brands Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 29, 2024